Exhibit 99.1

Company Contact:

Michael Anthofer

Chief Financial Officer

408-321-6756

Investor Relations Contact:

Moriah Shilton

Sr. Director, Communications & Investor Relations

408-321-6713

TESSERA TECHNOLOGIES ANNOUNCES FIRST QUARTER 2012 RESULTS

San Jose, Calif.,- April 26, 2012 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) announced its results for the first quarter ended March 31, 2012.

“The first quarter of 2012 was an important quarter for the Company. In our DigitalOptics segment, we met significant milestones in the ongoing transformation of our DigitalOptics business into an original design manufacturer with high-volume manufacturing capabilities for next-generation camera modules,” stated Robert A. Young, chief executive officer and president, Tessera Technologies, Inc. “We announced a key step toward high-volume manufacturing of devices using our Micro Electro Mechanical Systems (MEMS) technology – the execution of a definitive agreement with Flextronics International Ltd. to acquire certain assets of Vista Point Technologies, a Tier 1 qualified camera module manufacturing business. We continue to build out our team, develop our supply chain, engage with multiple Tier 1 mobile phone suppliers, and make progress towards our first design win for our MEMS actuator.

“In our Intellectual Property segment we successfully renewed four licensees in the first quarter, including two well-known Japanese electronics manufacturers.

“We also announced the initiation of a quarterly dividend of $0.10 per share of common stock, demonstrating our confidence in the Company’s long-term cash generation ability, and ability to fund our growth initiatives. We look forward to sharing our continued progress with our investors.”

First Quarter 2012

•	Total revenues were $46.7 million.

•	Intellectual Property segment revenues were $39.0 million.

•	DigitalOptics segment revenues were $7.7 million.

Total revenue for the first quarter of 2012 was $46.7 million, compared to $67.8 million of total revenue in the first quarter of 2011. Intellectual Property revenue for the first quarter of 2012 was $39.0 million, compared to $53.6 million in the first quarter of the prior year. The decrease was due to lower year-over-year royalty bearing units reported, in aggregate, by licensees.

DigitalOptics total revenue was $7.7 million, compared to first quarter 2011 DigitalOptics revenue of $14.2 million. The decrease was due primarily to several one-time license and royalty payments in the first quarter of 2011 and weaker demand in the Company’s lithography served market.

Generally accepted accounting principles (GAAP) net loss for the first quarter of 2012 was $8.1 million, or $0.16 per diluted share, which included non-cash charges of $6.4 million for amortization of acquired intangibles and $4.0 million for stock-based compensation.

Non-GAAP net loss for the first quarter of 2012 was $0.2 million or $0.00 per basic share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Balance Sheet

Cash, cash equivalents and investments were $490.4 million at March 31, 2012, a decrease of $2.0 million from Dec. 31, 2011. In the first quarter of 2012, net cash used by operations was $1.2 million. The Company purchased $2.2 million of intellectual property and $1.9 million of property and equipment.

Prepared Remarks and Conference Call Information

Concurrently with the publication of its earnings press release, the Company will post to its website management’s prepared remarks regarding the Company’s quarterly performance. These prepared remarks are being made available in order to provide the investment community with additional time to analyze the Company’s results prior to the conference call. The first quarter 2012 earnings conference call will include brief remarks from management, followed by a Q&A session.

The Company will hold its first quarter 2012 earnings conference call at 2:00 P.M. Pacific (5:00 P.M. Eastern) today. To access the call in the U.S., please dial 877-651-0051, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 855-859-2056. International callers please dial 404-537-3406. Enter access code 69283745.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results for the first quarter of 2012; the transformation of the DigitalOptics business and its ability to become a high-volume manufacturer of next-generation camera modules, including for devices using MEMS actuators; the building out of a team, the development of a supply chain, and the engagement of multiple Tier 1 mobile phone suppliers for the DigitalOptics business; the expected design win relating to the MEMS actuator; future dividend plans; the sufficiency of the Company’s capital resources; long-term growth prospects; and the Company’s future operating performance, needs for cash and prospects to generate cash. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or any invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the pending acquisition by DigitalOptics Corporation of Flextronics’s camera module business in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DigitalOptics Corporation to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DigitalOptics products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property business generates revenue from patented innovations through license agreements with semiconductor companies and outsourced semiconductor assembly and test companies. Tessera, Inc. pioneered chip-scale packaging solutions for the semiconductor industry. Our DigitalOptics business delivers innovation in imaging and optics with products and capabilities that enable expanded functionality in increasingly smaller devices. Our miniaturized camera module solutions provide cost-effective, high-quality camera features, including Micro Electro Mechanical Systems (“MEMS”)-based autofocus, extended depth of field (“EDoF”), zoom, image enhancement and optical image stabilization. We also offer customized micro-optic lenses from diffractive and refractive optical elements to integrated micro-optical subassemblies. For information call 1.408.321.6000 or go to www.tessera.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to the Company’s reported GAAP net income.

-Tables follow-

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Royalty and license fees	$43,264	$62,258
Product and service revenues	3,409	5,515

Total revenues	46,673	67,773

Operating expenses:
Cost of revenues	5,760	5,512
Research, development and other related costs	23,445	18,613
Selling, general and administrative	24,611	19,464
Litigation expense	3,492	5,996
Restructuring and other charges	—	2,059

Total operating expenses	57,308	51,644

Operating income (loss)	(10,635)	16,129
Other income and expense, net	668	608

Income (loss) before taxes	(9,967)	16,737
Provision for income taxes	(1,879)	5,525

Net income (loss)	$(8,088)	$11,212

Basic and diluted net income (loss) per share:
Net income (loss) per share—basic	$(0.16)	$0.22

Net income (loss) per share—diluted	$(0.16)	$0.22

Cash dividends declared per share	$0.10	$—

Weighted average number of shares used in per share calculations—basic	51,738	50,823

Weighted average number of shares used in per share calculations—diluted	51,738	51,267

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2012	December 31, 2011*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$78,913	$55,758
Short-term investments	411,519	436,687
Accounts receivable, net	7,920	8,599
Inventories	1,635	1,574
Short-term deferred tax assets	1,891	1,892
Other current assets	15,823	13,664

Total current assets	517,701	518,174

Property and equipment, net	35,544	36,319
Intangible assets, net	135,115	141,326
Long-term deferred tax assets	18,223	18,223
Other assets	2,345	2,484

Total assets	$708,928	$716,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,408	$7,203
Accrued legal fees	5,897	6,110
Accrued liabilities	12,894	20,824
Dividend payable	5,192	—
Deferred revenue	5,145	2,610

Total current liabilities	34,536	36,747

Long-term deferred tax liabilities	4,083	4,083
Other long-term liabilities	5,017	5,017
Stockholders’ equity:
Common stock	52	52
Additional paid-in capital	470,331	462,697
Treasury stock	(10,505)	(10,505)
Accumulated other comprehensive income	283	24
Retained earnings	205,131	218,411

Total stockholders’ equity	665,292	670,679

Total liabilities and stockholders’ equity	$708,928	$716,526

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
GAAP net income (loss)	$(8,088)	$11,212
Adjustments to GAAP net income (loss):
Stock-based compensation—cost of revenues	150	143
Stock-based compensation—research, development and other related costs	1,712	2,446
Stock-based compensation—selling, general and administrative	2,194	3,475
Amortization of acquired intangibles—cost of revenues	2,016	1,707
Amortization of acquired intangibles—research, development and other related costs	1,353	753
Amortization of acquired intangibles—selling, general and administrative	3,004	1,632
Tax adjustments for non-GAAP items	(2,559)	(2,360)

Non-GAAP net income (loss)	$(218)	$19,008

Non-GAAP net income (loss) per common share—diluted	$(0.00)	$0.36

Weighted average number of shares used in per share calculations excluding the effects of FAS 123R—diluted	53,093	52,548

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Intellectual Property Segment
Royalty and license fees	$39,028	$53,615
Product and service revenues	—	—

Total Intellectual Property revenues	39,028	53,615
DigitalOptics Segment
Royalty and license fees	4,236	8,643
Product and service revenues	3,409	5,515

Total DigitalOptics revenues	7,645	14,158

Total revenues	$46,673	$67,773